FINANCIAL GUARANTY INSURANCE COMPANY

FINANCIAL GUARANTY INSURANCE POLICY

June 9, 2006

Policy No. 06030067
Re:	Continental Airlines Pass Through Trust Certificates, Series 2006-1G (the “Class G Certificates”)
Insured Obligation:

Payment of interest at the Stated Interest Rate for the Class G Certificates and principal on the Class G Certificates and payment for reimbursement to the Primary Liquidity Provider pursuant to clause (vii) of the definition of Deficiency Amount set forth herein.

Beneficiary:

Wilmington Trust Company, as Subordination Agent for the benefit of the Class G Trustee and the Class G Certificateholders and as agent for the Primary Liquidity Provider (together with any successor subordination agent duly appointed and qualified under the Intercreditor Agreement (as defined below), the “Subordination Agent”)

FINANCIAL GUARANTY INSURANCE COMPANY (“FGIC”), for consideration received, hereby unconditionally, absolutely and irrevocably guarantees to the Subordination Agent, subject only to the terms of this Policy (the “Policy”), payment of the Insured Obligation. FGIC agrees to pay to the Subordination Agent, in respect of each Distribution Date, an amount equal to (each, a “Deficiency Amount”):

(i) with respect to any Regular Distribution Date (other than the Final Legal Distribution Date), any shortfall in amounts available to the Subordination Agent, after giving effect to the application of (a) available funds in accordance with the subordination provisions of Section 3.2 of the Intercreditor Agreement, (b) any drawing paid under the Primary Liquidity Facility in respect of interest due on the Class G Certificates on such Distribution Date and (c) any withdrawal from the Primary Cash Collateral Account or the Above-Cap Account on such Distribution Date in respect of such interest due on the Class G Certificates on such Distribution Date in accordance with the Intercreditor Agreement, for the payment of all payments due and owing in respect of accrued and unpaid interest on the Class G Certificates at the Stated Interest Rate for the Class G Certificates (calculated assuming that Continental will not cure any Payment Default);

(ii) with respect to any Special Distribution Date (which is not also an Election Distribution Date or a Special Distribution Date established pursuant to the succeeding clause (iii) or clause (iv) below) established by the Subordination Agent by reason of its receipt of a Special Payment constituting the proceeds from the sale of the Series G Equipment Note (as to which there has been a payment default or which has been accelerated) or of the Pledged Spare Parts comprising all of the Pledged Spare Parts subject to the Lien of the Indenture at the time of such sale, as the case may be (each, a

“Disposition”), any shortfall in the amounts available to the Subordination Agent, after giving effect to the application of (a) available funds in accordance with the subordination provisions of Section 3.2 of the Intercreditor Agreement, (b) any drawing paid under the Primary Liquidity Facility in respect of interest due on the Class G Certificates on such Distribution Date and (c) any withdrawal from the Primary Cash Collateral Account or the Above-Cap Account on such Distribution Date in respect of such interest due on the Class G Certificates on such Distribution Date in accordance with the Intercreditor Agreement, for (x) the payment in full of the then outstanding Pool Balance of the Class G Certificates and (y) the payment of accrued and unpaid interest thereon at the Stated Interest Rate for the Class G Certificates for the period from the immediately preceding Regular Distribution Date to such Special Distribution Date (calculated assuming that Continental will not cure any Payment Default);

(iii) with respect to the Special Distribution Date (a) that is the 25th day (or if such 25th day is not a Business Day, the next Business Day) following the Regular Distribution Date on which a Payment Default with respect to the Series G Equipment Note (without giving effect to any Acceleration or any payments by any Liquidity Provider or the Policy Provider) exists and has been continuing for eight consecutive Interest Periods ending on such Regular Distribution Date (the “Default Period”) (regardless of whether the Subordination Agent has received a Special Payment constituting proceeds from any Disposition during such Default Period) and (b) on which such Payment Default continues to exist, the then outstanding principal amount of the Series G Equipment Note (less the amount of any Policy Drawings previously paid by the Policy Provider in respect of principal) plus accrued and unpaid interest thereon at the Stated Interest Rate for the Class G Certificates (calculated assuming that Continental will not cure any Payment Default) for the period from the immediately preceding Regular Distribution Date to such Special Distribution Date; provided, however, if a Policy Provider Election (as defined below) has been made or deemed to have been made at least ten (10) days prior to the end of any such 24-month period, the Deficiency Amount shall be an amount equal to (A) with respect to such Special Distribution Date, any shortfall in the scheduled interest payable but not paid (whether by Continental or by the application of proceeds from the sale of any Collateral in connection with the exercise of remedies under the Indenture) on the Series G Equipment Note (calculated assuming that Continental will not cure any Payment Default) during such 24-month period (reduced by the amount of funds received from FGIC in connection with any prior Policy Drawing in respect of any “Deficiency Amount” defined in clause (ii) above and from the Primary Liquidity Facility, the Primary Cash Collateral Account or the Above-Cap Account or from FGIC to the extent of any Policy Drawings in respect of any “Deficiency Amount” defined in clause (i) above as a result of a failure of the Primary Liquidity Provider to honor Interest Drawings under the Primary Liquidity Facility or a failure of the Above-Cap Liquidity Provider and the Liquidity Guarantor to make an Above-Cap Payment under the Above-Cap Liquidity Facility) and (B) thereafter, on each Regular Distribution Date prior to the establishment of an Election Distribution Date or a Special Distribution Date pursuant to the immediately succeeding clause (iv), an amount equal to any shortfall in available funds required to pay scheduled principal (without regard to any Acceleration thereof or any Redemption Notice that Continental has failed to honor but taking into account any adjustments previously made for redemptions) and interest payments (without regard to any funds available under the Primary Liquidity Facility, the Primary Cash Collateral Account or the Above-Cap Account and calculated assuming that Continental will not cure any Payment Default) at the Stated Interest Rate for the Class G Certificates scheduled to be paid on the Series G Equipment Note on the related payment date; except that, notwithstanding the foregoing, FGIC shall not be required to pay (x) any amount in respect of principal under this clause (iii)(B) on any Regular Distribution Date if it has theretofore honored Policy Drawings in respect of “Deficiency Amounts” defined in clause (ii) above or this clause (iii) in respect of principal of the Series G Equipment Note or if in connection with the exercise of remedies under the Indenture there has previously been a reduction in the outstanding principal balance of the Series G Equipment Note as a result of the application of proceeds from the sale of Collateral, to the extent that after giving effect to the distribution of any such amount or such proceeds or both in accordance with the provisions of the Intercreditor Agreement the Pool Balance of the Class G Certificates as of such Regular Distribution Date would be less than the Pool Balance of the Class G Certificates as of such Regular Distribution Date were all payments on the Series G Equipment Note to have been made by Continental when due (without regard to any Acceleration thereof or any Redemption Notice that Continental has failed to honor but taking into account any adjustments previously made for redemptions) in accordance with Schedule 1 to such Series G Equipment Note nor (y) for the avoidance of doubt, any amount in respect of interest under this clause (B) on such Regular Distribution Date other than accrued and unpaid interest (at the applicable Stated Interest Rate calculated assuming that Continental will not cure any Payment Default) on the Pool Balance of the Class G Certificates as of such Regular Distribution Date (calculated without giving effect to any Policy Drawing in respect of principal under this clause (iii)(B) on such Regular Distribution Date);

(iv) following the giving or deemed giving of any Policy Provider Election, with respect to any Business Day (other than a Regular Distribution Date) elected by FGIC upon twenty (20) days prior written notice (which shall be a Special Distribution Date) and upon request by FGIC to the Subordination Agent to make a drawing under this Policy, an amount (as determined after giving effect to the application of available funds in accordance with the subordination provisions of Section 3.2 of the Intercreditor Agreement) equal to the then outstanding Pool Balance of the Class G Certificates and accrued and unpaid interest on such amount at the Stated Interest Rate for the Class G Certificates (calculated assuming that Continental will not cure any Payment Default) from the immediately preceding Regular Distribution Date to such Special Distribution Date;

(v) with respect to any Special Distribution Date which is an Election Distribution Date, an amount (as determined after giving effect to the application of available funds in accordance with the subordination provisions of Section 3.2 of the Intercreditor Agreement) equal to the then outstanding Pool Balance of the Class G Certificates and accrued and unpaid interest on such amount at the Stated Interest Rate for the Class G Certificates (calculated assuming that Continental will not cure any Payment Default) from the immediately preceding Regular Distribution Date to such Election Distribution Date;

(vi) with respect to the Final Legal Distribution Date of the Class G Certificates, any shortfall in amounts available to the Subordination Agent, after giving effect to the application of (a) available funds in accordance with the subordination provisions of Section 3.2 of the Intercreditor Agreement, (b) any drawing paid under the Primary Liquidity Facility in respect of interest due on the Class G Certificates on such Distribution Date and (c) any withdrawal from the Primary Cash Collateral Account or the Above-Cap Account on such Distribution Date in respect of such interest due on the Class G Certificates on such Distribution Date in accordance with the Intercreditor Agreement, for the payment in full of the Final Distributions (calculated as of such date but excluding any accrued and unpaid Premium and calculated assuming that Continental will not cure any Payment Default) on the Class G Certificates; and

(vii) with respect to any Distribution Date elected by the Subordination Agent on behalf of the Primary Liquidity Provider upon twenty (20) days’ prior notice (which notice can be given in advance of the expiry of the 24-month period referred to below but cannot become effective until the Liquidity Provider Reimbursement Date (as defined below)) to FGIC, which Distribution Date is a Business Day no earlier than the earliest to occur of (1) the date on which an Interest Drawing was made under the Primary Liquidity Facility and remains unreimbursed for twenty-four (24) months, (2) the date on which any Downgrade Drawing, Non-Extension Drawing or Final Drawing that was deposited into the Primary Cash Collateral Account has been applied to pay any scheduled payment of interest on the Class G Certificates and remains unreplenished to the Primary Cash Collateral Account or unreimbursed to the Primary Liquidity Provider, as the case may be, for twenty-four (24) months and (3) the date on which all of the Equipment Notes have been accelerated and remain unpaid for twenty-four (24) months (in each case, disregarding any reimbursements from payments by the Policy Provider and from any Special Payment constituting proceeds from the sale of Equipment Notes or Collateral during such 24-month period) (such Business Day, the “Liquidity Provider Reimbursement Date”), the amount of all outstanding drawings under the Primary Liquidity Facility plus accrued interest thereon (as determined pursuant to the Primary Liquidity Facility).

If any amount paid or required to be paid in respect of the Insured Obligation is voided (a “Preference Event”) pursuant to a final (non-appealable) order of a court of competent jurisdiction under any applicable bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding, and, as a result of such a Preference Event, the Beneficiary, the Primary Liquidity Provider, the Class G Trustee or any Class G Certificateholder is required to return such voided payment, or any portion of such voided payment made or to be made in respect of the Class G Certificates (including any disgorgement from the Class G Certificateholders, the Class G Trustee or the Primary Liquidity Provider resulting from any such Insolvency Proceeding, whether such disgorgement is determined on a theory of preferential conveyance or otherwise) (an “Avoided Payment”), FGIC will pay an amount equal to each such Avoided Payment, irrevocably, absolutely and unconditionally, upon receipt by FGIC from the Beneficiary, the Primary Liquidity Provider, the Class G Trustee or such Class G Certificateholder of (x) a certified copy of a final (non-appealable) order of a court of competent jurisdiction in such Insolvency Proceeding to the effect that the Beneficiary, the Primary Liquidity Provider, the Class G Trustee or such Class G Certificateholder is required to return any such payment or portion thereof because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the “Order”), (y) an assignment, in the form of Exhibit D hereto, irrevocably assigning to FGIC all rights and claims of the Beneficiary, the Primary Liquidity Provider, the Class G Trustee or such Class G Certificateholder relating to or arising under such Avoided Payment and appointing FGIC as the agent of the Beneficiary, the Primary Liquidity Provider, the Class G Trustee or such Class G Certificateholder in respect of such Avoided Payment (including, without limitation, for purposes of any legal proceedings related to such Avoided Payment) and (z) a Notice of Avoided Payment in the form of Exhibit B hereto appropriately completed and executed by the Beneficiary, the Primary Liquidity Provider, the Class G Trustee or such Class G Certificateholder. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Beneficiary, the Primary Liquidity Provider, the Class G Trustee or such Class G Certificateholder directly unless such Beneficiary, the Primary Liquidity Provider, the Class G Trustee or such Class G Certificateholder has returned such payment to such receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case such payment shall be disbursed to the Beneficiary, the Primary Liquidity Provider, the Class G Trustee or such Class G Certificateholder, as the case may be, upon proof of such payment reasonably satisfactory to FGIC.

Notwithstanding the foregoing, in no event shall FGIC be obligated to make any payment in respect of any Avoided Payment, which payment represents a payment of the principal amount of the Class G Certificates, prior to the time FGIC would have been required to make a payment in respect of such principal pursuant to sub-paragraphs (ii)-(vi) of the definition of Deficiency Amount in this Policy; provided, further, that no payment of principal under this Policy (not including any payment of outstanding drawings under the Primary Liquidity Facility pursuant to sub-paragraph (vii) of the definition of Deficiency Amount under this Policy) on any Distribution Date, other than with respect to an Avoided Payment, shall exceed the Net Principal Policy Amount (as defined below) for such Distribution Date; provided, further, that no payment, other than with respect to an Avoided Payment, of a Deficiency Amount (not including any payment of outstanding drawings under the Primary Liquidity Facility and accrued interest thereon pursuant to sub-paragraph (vii) of the definition of Deficiency Amount under this Policy) shall be in excess of the then outstanding principal balance of the Class G Certificates and accrued and unpaid interest thereon at the Stated Interest Rate applicable thereto. This Policy does not cover (i) any premium (including, without limitation, any Premium), break amount (including, without limitation, any Break Amount), interest on interest (for the avoidance of doubt, without limiting sub-paragraph (vii) of the definition of Deficiency Amount under this Policy), default interest, prepayment penalty or other accelerated payment, which at any time may become due on or with respect to any Class G Certificate, (ii) shortfalls, if any, attributable to the liability of the Class G Trust, the Class G Trustee or the Subordination Agent, for withholding taxes, if any (including interest and penalties in respect of any such liability) or (iii) any failure of the Subordination Agent to make any payment due to the Class G Trustee.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in that certain Intercreditor Agreement, dated as of June 9, 2006 (the “Intercreditor Agreement”), among FGIC, as Policy Provider, Morgan Stanley Bank, as Primary Liquidity Provider, Morgan Stanley Capital Services Inc., as Above-Cap Liquidity Provider, Wilmington Trust Company, as trustee, and the Subordination Agent, without regard to any amendment or supplement thereto unless such amendment or supplement has been executed, or otherwise approved in writing, by FGIC.

“Business Day” means any day (i) other than a Saturday or Sunday or a day on which insurance companies in New York, New York or commercial banks are required or authorized to close in Houston, Texas, New York, New York, or, so long as any Certificate is outstanding, the city and state in which any Trustee, the Fiscal Agent (as defined herein), the Subordination Agent or the Mortgagee maintains its Corporate Trust Office or, solely with respect to draws under this Policy, the city and state in which the office of FGIC specified in this Policy is located and (ii) that is a day for trading by and between banks in the London interbank Eurodollar market.

“Class G Certificateholder” shall mean any person who is the registered owner or beneficial owner of any of the Class G Certificates and who, on the applicable Distribution Date, is entitled under the terms of the Class G Certificates to payment thereunder.

“Continental” means Continental Airlines, Inc.

“Election Distribution Date” shall mean any Special Distribution Date established by the Subordination Agent upon 20 days’ notice to the Policy Provider by reason of the occurrence and continuation of a Policy Provider Default occurring after a Policy Provider Election.

“Final Legal Distribution Date” shall mean June 2, 2015.

“Insolvency Proceeding” means the commencement, after the date hereof, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against Continental or any Liquidity Provider and the commencement, after the date hereof, of any proceedings by Continental or any Liquidity Provider for the winding up or liquidation of its affairs or the consent, after the date hereof, to the appointment of a trustee, conservator, receiver, or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to Continental or any Liquidity Provider.

“Insurance Agreement” shall mean the Insurance and Indemnity Agreement (as may be amended, modified or supplemented from time to time in accordance with its terms), dated as of June 9, 2006 by and among FGIC, Continental, Wilmington Trust Company, as trustee, and the Subordination Agent.

“Insured Amounts” shall mean, with respect to any Distribution Date, the Deficiency Amount for such Distribution Date.

“Net Principal Policy Amount” shall mean, with respect to any Distribution Date, the Pool Balance of the Class G Certificates as of the Closing Date minus all amounts previously drawn on this Policy with respect to principal of the Class G Certificates as of such Distribution Date.

“Notice of Avoided Payment” shall mean the notice, substantially in the form of Exhibit B hereto, delivered pursuant to this Policy and sent to the contact person at the address and/or fax number set forth in this Policy, and specifying the Avoided Payment which shall be due and owing on the applicable Distribution Date.

“Notice of Nonpayment” shall mean the notice, substantially in the form of Exhibit A hereto, delivered pursuant to this Policy and sent to the contact person at the address and/or fax numbers set forth in this Policy specifying the Insured Amount which shall be due and owing to the Subordination Agent for distribution to the Class G Trustee or, in the case of a Deficiency Amount under clause (vii) of the definition of “Deficiency Amount”, the Primary Liquidity Provider on the applicable Distribution Date.

“Policy Provider Election” shall mean a notice given or deemed to have been given by FGIC when no Policy Provider Default shall have occurred and be continuing, whereby FGIC elects or is deemed to have elected to make payments of Deficiency Amounts as defined under the proviso to clause (iii) of the definition of Deficiency Amount in lieu of applying clause (iii) (without the proviso) of the definition of Deficiency Amount, which notice may be given to the Subordination Agent no later than the date which is ten (10) days prior to the end of the 24-month Default Period referred to under clause (iii) of the definition of Deficiency Amount, and shall be deemed to have been given on such date, unless (x) FGIC shall have affirmatively elected by notice to the Subordination Agent to not make such election on or prior to such day or (y) a Policy Provider Default shall have occurred and be continuing as of such day.

Payment of amounts hereunder shall be made in immediately available funds (x) with respect to Deficiency Amounts no later than 3:00 p.m., New York City time, on the later of (a) the relevant Distribution Date and (b) the Business Day on which a Notice of Nonpayment is received by FGIC, or, if a fiscal agent shall have been appointed by FGIC and written notice of such appointment (together with pertinent address and notice information) shall have been delivered to the Beneficiary, then by such fiscal agent or any successor fiscal agent appointed by FGIC (the “Fiscal Agent”), appropriately completed and executed by the Beneficiary (if such Notice of Nonpayment is received by 12:00 noon on such day), and (y) with respect to Avoided Payments, prior to 3:00 p.m., New York City time, on the third Business Day following receipt by FGIC of the documents required under clauses (x) through (z) of the second full paragraph of this Policy. Any such documents received by FGIC after 12:00 noon New York City time on any Business Day or on any day that is not a Business Day shall be deemed to have been received by FGIC prior to 12:00 noon on the next succeeding Business Day. All payments made by FGIC hereunder in respect of Avoided Payments will be made with FGIC’s own funds. A Notice of Nonpayment or Notice of Avoided Payment under this Policy may be presented to FGIC or the Fiscal Agent, as the case may be, on any Business Day by (a) delivery of the original Notice of Nonpayment or Notice of Avoided Payment to FGIC or the Fiscal Agent, as the case may be, at its address set forth below, or (b) facsimile transmission of the original Notice of Nonpayment or Notice of Avoided Payment to FGIC or the Fiscal Agent, as the case may be, at its facsimile number set forth below. If presentation is made by facsimile transmission, the Beneficiary shall (i) simultaneously confirm transmission by telephone to FGIC or the Fiscal Agent, as the case may be, at its telephone number set forth below, and (ii) as soon as reasonably practicable, deliver the original Notice of Nonpayment or Notice of Avoided Payment to FGIC or the Fiscal Agent, as the case may be, at its address set forth below. Each

Notice of Nonpayment or Notice of Avoided Payment delivered to the Fiscal Agent shall be delivered simultaneously by facsimile and mail to FGIC. Each Notice of Nonpayment or Notice of Avoided Payment delivered to FGIC shall be delivered simultaneously by facsimile and mail to the Fiscal Agent.

If any Notice of Nonpayment or Notice of Avoided Payment received by FGIC or the Fiscal Agent, as the case may be, is not in proper form or is otherwise insufficient for the purpose of making a claim hereunder, it shall be deemed not to have been received by FGIC or the Fiscal Agent, as the case may be, and FGIC or the Fiscal Agent, as the case may be, shall promptly so advise the Beneficiary, and the Beneficiary may submit an amended Notice of Nonpayment or Notice of Avoided Payment, as the case may be.

Payments due hereunder unless otherwise stated herein will be disbursed by FGIC or the Fiscal Agent, as the case may be, to the Subordination Agent for the benefit of the Class G Trustee or the Primary Liquidity Provider by wire transfer of immediately available funds in the amount of such payment. Other than amounts payable in respect of Avoided Payments, FGIC’s obligations under this Policy shall be discharged to the extent funds to be applied to pay the Insured Obligations under and in accordance with the Intercreditor Agreement are received by the Subordination Agent (including funds disbursed by FGIC or the Fiscal Agent, as the case may be, as provided in this Policy and received by the Subordination Agent) whether or not such funds are properly applied by the Subordination Agent. FGIC’s obligations to make payments in respect of any Avoided Payments shall be discharged to the extent such payments are made by FGIC or the Fiscal Agent, as the case may be, hereunder and are received by the Subordination Agent, the applicable Class G Certificateholder, the Class G Trustee, the Primary Liquidity Provider or the receiver, conservator, debtor-in-possession or trustee in bankruptcy as applicable, whether or not such payments are properly applied by the Subordination Agent.

The Fiscal Agent is the agent of FGIC only, and the Fiscal Agent shall in no event be liable to Certificateholders for any acts of the Fiscal Agent or any failure of FGIC to deposit or cause to be deposited sufficient funds to make payments due under this Policy.

Any notice hereunder delivered to FGIC may be made at the address listed below for FGIC or such other address as FGIC shall specify in writing to the Subordination Agent.

Any notice hereunder delivered to the Fiscal Agent may be made at such address as FGIC may specify in writing from time to time to the Subordination Agent.

All notices, presentations, transmissions, deliveries and communications made by the Beneficiary to FGIC with respect to this Policy shall specifically refer to the number of this Policy and shall be made to FGIC at:

Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
Attention: SF Surveillance
Telephone: (212) 312-3029
Facsimile: (212) 312-3222

or such other address, telephone number or facsimile number as FGIC may designate to the Beneficiary in writing from time to time. Each such notice, presentation, transmission, delivery and communication shall be effective only upon actual receipt by FGIC.

To the extent and in the manner specified in the Intercreditor Agreement, FGIC shall be subrogated to the rights of the Class G Trustee, each Class G Certificateholder and the Primary Liquidity Provider, as the case may be, to receive payments under the Class G Certificates and, as applicable, pursuant to the Primary Liquidity Facility to the extent of any payment made by it hereunder.

This Policy is neither transferable nor assignable, in whole or in part, except to a successor Subordination Agent duly appointed and qualified under the Intercreditor Agreement. Such transfer and assignment shall be effective upon receipt by FGIC of a copy of the instrument effecting such transfer and assignment signed by the transferor and by the transferee, and a certificate, properly completed and signed by the transferor and the transferee, in the form of Exhibit C hereto (which shall be conclusive evidence of such transfer and assignment), and, in such case, the transferee instead of the transferor shall, without the necessity of further action, be entitled to all the benefits of and rights under this Policy in the transferor’s place, provided that, in such case, the Notice of Nonpayment presented hereunder shall be a certificate of the transferee and shall be signed by one who states therein that he is a duly authorized officer of the transferee.

There shall be no acceleration payment due under this Policy unless such acceleration is at the sole option of FGIC, in accordance with the definition of Deficiency Amount in this Policy.

This Policy shall expire and terminate and the obligations of FGIC hereunder shall be discharged without any action on the part of FGIC or any other Person on the later of (x) the day which is one year and one day following the Distribution Date upon which the Final Distributions on the Class G Certificates are made or (y) if applicable, the date on which the amount specified in sub-paragraph (vii) of the definition of Deficiency Amount under this Policy is paid in full. The foregoing notwithstanding, if an Insolvency Proceeding is existing during the one year and one day period set forth above, then this Policy and FGIC’s obligations hereunder shall terminate on the later of (i) the date of the conclusion or dismissal of such Insolvency Proceeding without continuing jurisdiction by the court in such Insolvency Proceeding, and (ii) the date on which FGIC has made all payments required to be made under the terms of this Policy in respect of Avoided Payments. Notwithstanding the foregoing, this Policy shall terminate and the obligations of FGIC hereunder shall be discharged without any further action on the part of FGIC, the Beneficiary or any other Person if the Policy is returned to the Policy Provider for cancellation by the Class G Certificateholders pursuant to Section 5.01 of the Class G Trust Agreement.

This Policy is not covered by the property/casualty insurance fund specified in Article Seventy-Six of the New York State insurance law.

This Policy sets forth in full the undertaking of FGIC, and, except as expressly provided in the Insurance Agreement and the Intercreditor Agreement, shall not be modified,

altered or affected by any other agreement or instrument, including any modification or amendment to any other agreement or instrument, or by the merger, consolidation or dissolution of Continental or any other Person and may not be canceled or revoked by FGIC prior to the time it is terminated in accordance with the express terms hereof. The premium payable to FGIC on this Policy is not refundable for any reason.

This Policy shall be returned to FGIC upon termination.

To the fullest extent permitted by applicable law, FGIC hereby waives, solely for the benefit of the Class G Certificateholders and the Primary Liquidity Provider, all defenses of any kind (including, without limitation, the defense of fraud in inducement or fact, any defense based on any duty claimed to arise from the doctrine of “utmost good faith” or any similar or related doctrine or any other circumstances that would have the effect of discharging a surety, guarantor or any other Person in law or in equity) that FGIC otherwise might have asserted as a defense to its obligation to pay in full any amounts that have become due and payable in accordance with the terms and conditions of this Policy. Nothing in this paragraph, however, shall be deemed to constitute a waiver of any rights, remedies, claims or counterclaims that FGIC may have, arising from or in connection with any amount that becomes due and payable for the benefit of the Class G Certificateholders or the Primary Liquidity Provider as described in the preceding sentence, after making payment of such amount,  with respect to Continental, any Liquidity Provider, the Subordination Agent, Wilmington Trust Company or any of their respective affiliates or any other Person, whether acquired by subrogation, assignment or otherwise, provided, that such reservation of rights, remedies, claims and counterclaims arising from or in connection with any particular payment shall not include any right to assert any defense of any kind to payment of any subsequent amount that may become due and payable in accordance with the terms and conditions of this Policy.

THIS POLICY SHALL BE CONSTRUED, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

IN WITNESS WHEREOF, FGIC has caused this Policy to be duly executed on the date first written above.

FINANCIAL GUARANTY INSURANCE COMPANY

President

Assistant Secretary

Exhibit A to Policy Number 06030067

NOTICE OF NONPAYMENT AND DEMAND
FOR PAYMENT OF INSURED AMOUNTS

Date: [____________]

Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
Attention: Martin Joyce

[Fiscal Agent]
[Address of Fiscal Agent]
Attention: [______]

Reference is made to Policy No. 06030067, dated June 9, 2006 (the “Policy”), issued by Financial Guaranty Insurance Company (“FGIC”) with respect to the Continental Airlines Pass Through Trust Certificates, Series 2006-1G. Terms capitalized herein and not otherwise defined shall have the meanings ascribed to such terms in or pursuant to the Policy unless the context otherwise requires or, if not defined therein, in or pursuant to the Intercreditor Agreement (as defined in the Policy).

The Subordination Agent hereby certifies as follows:

1.  The Subordination Agent is the subordination agent under the Intercreditor Agreement.

2.  The relevant Distribution Date is [__________]. Such Distribution Date is a [Regular Distribution Date, Special Distribution Date, Election Distribution Date or Final Legal Distribution Date].

[3. Payment of accrued and unpaid interest on the Class G Certificates at the Stated Interest Rate for the Class G Certificates (calculated assuming that Continental will not cure any Payment Default) on the outstanding Pool Balance of the Class G Certificates accrued to such Regular Distribution Date as determined pursuant to paragraph (i) of the definition of “Deficiency Amount” in the Policy is an amount equal to $____________.]

[3. The amount determined for payment to the Class G Certificateholders pursuant to paragraph (ii) of the definition of “Deficiency Amount” in the Policy on such Special Distribution Date in respect of (A) the payment in full of the then outstanding Pool Balance of the Class G Certificates and (B) the payment of accrued and unpaid interest thereon at the Stated Interest Rate for the Class G Certificates for the period from the immediately preceding Regular Distribution Date to such Special Distribution Date (calculated assuming that Continental will not cure any Payment Default) is $____________.]

Exh. A-1

[3. The Subordination Agent has not received, and has not been deemed to have received, a timely Policy Provider Election pursuant to the Policy and the amount determined for payment to the Class G Certificateholders pursuant to paragraph (iii) of the definition of “Deficiency Amount” in the Policy on such Special Distribution Date in respect of the then outstanding principal amount of the Series G Equipment Note (less the amount of any Policy Drawings previously paid by the Policy Provider in respect of principal) plus accrued and unpaid interest thereon at the Stated Interest Rate for the Class G Certificates (calculated assuming that Continental will not cure any Payment Default) for the period from the immediately preceding Regular Distribution Date to such Special Distribution Date is $________.]

[3. The Subordination Agent has received, or has been deemed to have received, a timely Policy Provider Election pursuant to the Policy and the amount determined for payment to the Class G Certificateholders pursuant to the provision in paragraph (iii)(A) of the definition of “Deficiency Amount” in the Policy on such Special Distribution Date in respect of the scheduled interest payable but not paid (whether by Continental or by the application of proceeds from the sale of any Collateral in connection with the exercise of remedies under the Indenture) on the Series G Equipment Note (calculated assuming that Continental will not cure any Payment Default) during such 24-month period (reduced by the amount of funds received from FGIC in connection with any prior Policy Drawing in respect of any “Deficiency Amount” defined in clause (ii) of the definition thereof in the Policy and from the Primary Liquidity Facility, the Primary Cash Collateral Account or the Above-Cap Account or from FGIC to the extent of any Policy Drawings in respect of any “Deficiency Amount” defined in clause (i) of the definition thereof in the Policy as a result of a failure of the Primary Liquidity Provider to honor Interest Drawings under the Primary Liquidity Facility or a failure of the Above-Cap Liquidity Provider and the Liquidity Guarantor to make an Above-Cap Payment under the Above-Cap Liquidity Facility) is $_________.]

[3. The Subordination Agent has received, or has been deemed to have received, a timely Policy Provider Election pursuant to the Policy, no Election Distribution Date has been established pursuant to the Policy, no Special Distribution Date has been established pursuant to clause (iv) of the definition of “Deficiency Amount” and the amount determined for payment to the Class G Certificateholders pursuant to paragraph (iii)(B) of the definition of “Deficiency Amount” in the Policy on the Regular Distribution Date on account of a shortfall in available funds required to pay (x) the scheduled principal payment (without regard to any Acceleration thereof or any Redemption Notice that Continental has failed to honor but taking into account any reduction previously made for redemptions) on such Regular Distribution Date (as limited by the exception to paragraph (iii)(B) of the definition of “Deficiency Amount” in the Policy) is $____________ and (y) interest payments (without regard to any funds available under the Primary Liquidity Facility, the Primary Cash Collateral Account or the Above-Cap Account and calculated assuming that Continental will not cure any Payment Default) at the Stated Interest Rate for the Class G Certificates scheduled to be paid on the Series G Equipment Note on the related payment date (as limited by the exception to paragraph (iii)(B) of the definition of “Deficiency Amount” in the Policy) is $____________.]

[3. The Subordination Agent has received, or has been deemed to have received, a timely Policy Provider Election pursuant to the Policy, the Special Distribution Date

Exh. A-2

related hereto is a Business Day elected by FGIC upon 20 days’ prior written notice and the amount determined for payment to the Class G Certificateholders pursuant to paragraph (iv) of the definition of “Deficiency Amount” in the Policy in respect of an amount equal to the then outstanding Pool Balance of the Class G Certificates and accrued and unpaid interest on such amount at the Stated Interest Rate for the Class G Certificates (calculated assuming that Continental will not cure any Payment Default) from the immediately preceding Regular Distribution Date to such Special Distribution Date is $__________.]

[3. The amount determined for payment to the Class G Certificateholders pursuant to paragraph (v) of the definition of “Deficiency Amount” in the Policy on the Distribution Date which is an Election Distribution Date in respect of an amount equal to the then outstanding Pool Balance of the Class G Certificates and accrued and unpaid interest on such amount at the Stated Interest Rate for the Class G Certificates (calculated assuming that Continental will not cure any Payment Default) from the immediately preceding Regular Distribution Date to such Election Distribution Date is $___________.]

[3. The amount determined for payment to the Class G Certificateholders pursuant to paragraph (vi) of the definition of “Deficiency Amount” in the Policy on the Distribution Date which is the Final Legal Distribution Date in respect of payment in full of the Final Distributions (calculated as of such date but excluding any accrued and unpaid Premium and calculated assuming that Continental will not cure any Payment Default) on the Class G Certificates is $__________.]

[3. The amount determined for payment to the Primary Liquidity Provider pursuant to paragraph (vii) of the definition of “Deficiency Amount” in the Policy on the Distribution Date on or after the Liquidity Provider Reimbursement Date elected by the Subordination Agent on behalf of the Primary Liquidity Provider for all outstanding drawings under the Primary Liquidity Facility plus accrued interest thereon (as determined pursuant to the Primary Liquidity Facility) is $___________.]

4. The sum of $_________________ is the Insured Amount that is due.

5. The Subordination Agent has not heretofore made a demand for the Insured Amount in respect of such Distribution Date.

6. The Subordination Agent hereby requests payment of such Insured Amount that is due for payment be made by FGIC under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:

[____]
ABA #: [_____]
Acct #: [_____]
FBO: [_____]
[Policy Account number]

7. The Subordination Agent hereby agrees that, following receipt of the Insured Amount from FGIC, it shall (a) cause such funds to be deposited in the Policy Account

Exh. A-3

and not permit such funds to be held in any other account, (b) cause such funds paid by FGIC pursuant to sub-paragraphs (i) through (vi) of the definition of Deficiency Amount under the Policy to be paid to the Subordination Agent for distribution to the Class G Trustee for the distribution to the Class G Certificateholders in payment of the Pool Balance of, or interest on, the Class G Certificates (as applicable) and not apply such funds for any other purpose, (c) cause such funds paid by FGIC pursuant to sub-paragraph (vii) of the definition of Deficiency Amount under the Policy to be paid to the Primary Liquidity Provider for payment of outstanding drawings under the Primary Liquidity Facility and accrued interest thereon and (d) maintain an accurate record of such payments with respect to the Class G Certificates and the Primary Liquidity Provider and the corresponding claim on the Policy and proceeds thereof.

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed Five Thousand Dollars ($5,000.00) and the stated value of the claim for each such violation.

WILMINGTON TRUST COMPANY, as Subordination Agent

By:
Name:
Title:

Exh. A-4

Exhibit B to Policy Number 06030067

NOTICE OF AVOIDED PAYMENT AND DEMAND
FOR PAYMENT OF AVOIDED PAYMENTS

Date: [____________]

Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
Attention: Martin Joyce

[Fiscal Agent]
[Address of Fiscal Agent]
Attention: [______]

Reference is made to Policy No. 06030067, dated June 9, 2006 (the “Policy”), issued by Financial Guaranty Insurance Company (“FGIC”) with respect to the Continental Airlines Pass Through Trust Certificates, Series 2006-1G. Terms capitalized herein and not otherwise defined shall have the meanings ascribed to such terms in or pursuant to the Policy unless the context otherwise requires or, if not defined therein, in or pursuant to the Intercreditor Agreement (as defined in the Policy).

The [Class G Certificateholder/Subordination Agent/Class G Trustee/Primary Liquidity Provider] hereby certifies as follows:

1. The Subordination Agent is the subordination agent under the Intercreditor Agreement.

[2. The Subordination Agent has established ______________ as a Special Distribution Date pursuant to the Intercreditor Agreement for amounts claimed hereunder.]

3. An Order (as defined in the Policy) providing for the recovery of an Avoided Payment of $________________ has been issued.

4. $_________________ of the amount set forth in item No. 3 above has been paid by the [Class G Certificateholder/Subordination Agent/Class G Trustee/Primary Liquidity Provider] and $_________________ is required to be paid to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

5. The [Class G Certificateholder/Subordination Agent/Class G Trustee/Primary Liquidity Provider] has not heretofore made a demand for such Avoided Payment.

Exh. B-1

6. The [Class G Certificateholder/Subordination Agent/Class G Trustee/Primary Liquidity Provider] has delivered to FGIC or has attached hereto all documents required by the Policy to be delivered in connection with such Avoided Payment.

7. The [Class G Certificateholder/Subordination Agent/Class G Trustee/Primary Liquidity Provider] hereby requests that payment of $______________ of such Avoided Payment be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and $________________ of such Avoided Payment be paid to the [Class G Trustee] [Subordination Agent for distribution to the Class G Trustee] [Primary Liquidity Provider], in each case, by FGIC under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:

For the portion to be paid to the receiver, conservator, debtor-in-possession or trustee, to _________________________:

ABA #: [_____]
Acct #: [_____]
FBO: [_____]

[relevant account number]

For the portion to be paid to the [Class G Certificateholder/Subordination Agent/Class G Trustee/Primary Liquidity Provider]:

ABA #: [_____]
Acct #: [_____]
FBO: [_____]

[Policy Account Number] [relevant account number]

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed Five Thousand Dollars ($5,000.00) and the stated value of the claim for each such violation.

[Name of Party Giving Notice]

By:
Name:
Title:	(Officer)

Exh. B-2

Exhibit C to Policy Number 06030067

Date: _________________

Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
Attention: Martin Joyce

Dear Sirs:

Reference is made to that certain Policy, Number 06030067, dated June 9, 2006 (the “Policy”), which has been issued by Financial Guaranty Insurance Company in favor of the Subordination Agent with respect to the Continental Airlines Pass Through Trust Certificates, Series 2006-1G.

The undersigned [Name of Transferor] has transferred and assigned (and hereby confirms to you said transfer and assignment) all of its rights in and under said Policy to [Name of Transferee] and confirms that [Name of Transferor] no longer has any rights under or interest in said Policy.

Transferor and Transferee have indicated on the face of said Policy that it has been transferred and assigned to Transferee.

Transferee hereby certifies that it is a duly authorized transferee under the terms of said Policy and is accordingly entitled, upon presentation of the document(s) called for therein, to receive payment thereunder.

[Name of Transferor]

By:
[Name and Title of Authorized Officer of Transferor]

Exh. C-1

Exhibit D to Policy Number 06030067

Form of Assignment

Reference is made to that certain Policy No. 06030067, dated June 9, 2006 (the “Policy”), issued by Financial Guaranty Insurance Company (“FGIC”) relating to the Continental Airlines Pass Through Trust Certificates, Series 2006-1G. Unless otherwise defined herein, capitalized terms used in this Assignment shall have the meanings assigned thereto in the Policy as incorporated by reference therein. In connection with the Avoided Payment of [$_________] paid by the undersigned (the “[Class G Certificateholder/Beneficiary/Class G Trustee/Primary Liquidity Provider]”) on [______] and the payment by FGIC in respect of such Avoided Payment pursuant to the Policy, the [Class G Certificateholder/Beneficiary/Class G Trustee/Primary Liquidity Provider] hereby irrevocably and unconditionally, without recourse, representation or warranty (except as provided below), sells, assigns, transfers, conveys and delivers to FGIC all of such [Class G Certificateholder’s/Beneficiary’s/Class G Trustee’s/Primary Liquidity Provider’s] rights, title and interest in and to any rights or claims, whether accrued, contingent or otherwise, which the [Class G Certificateholder/Beneficiary/Class G Trustee/Primary Liquidity Provider] now has or may hereafter acquire, against any person relating to, arising out of or in connection with such Avoided Payment. The [Class G Certificateholder/Beneficiary/Class G Trustee/Primary Liquidity Provider] represents and warrants that such claims and rights are free and clear of any lien or encumbrance created or incurred by such [Class G Certificateholder/Beneficiary/Class G Trustee/Primary Liquidity Provider]. In addition, the [Class G Certificateholder/Beneficiary/Class G Trustee/Primary Liquidity Provider] hereby irrevocably appoints FGIC as its agent and attorney-in-fact to take any and all action necessary in connection with the foregoing assignment (including, without limitation, for purposes of any legal proceeding related to such Avoided Payment).1

[Class G Certificateholder/Beneficiary/Class G Trustee/Primary Liquidity Provider]

By:
Name:
Title:

1  In the event that the terms of this form of assignment are reasonably determined to be insufficient solely as a result of a change of law or applicable rules after the date of the Policy to fully vest all of the [Class G Certificateholder’s/Beneficiary’s/Class G Trustee’s/Primary Liquidity Provider’s] right, title and interest in such rights and claims, the [Class G Certificateholder/Beneficiary/Class G Trustee/Primary Liquidity Provider] and FGIC shall agree on such other form as is reasonably necessary to effect such assignment, which assignment shall be without recourse, representation or warranty except as provided above.

D-1